UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT Pursuant

to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported) June 12, 2013

PREMIERE GLOBAL SERVICES, INC.

(Exact Name of Registrant as Specified in Its Charter)

GEORGIA

(State or Other Jurisdiction of Incorporation)

001-13577	59-3074176
(Commission File Number)	(IRS Employer Identification No.)

3280 Peachtree Road, NE, Suite 1000, Atlanta, Georgia 30305

(Address of Principal Executive Offices)          (Zip Code)

404-262-8400

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

(a) The annual meeting of shareholders of Premiere Global Services, Inc. was held on June 12, 2013.

(b) At the annual meeting, our shareholders: (1) elected all of our nominees for director; (2) approved the advisory vote on executive compensation; and (3) ratified the appointment of KPMG LLP as our independent registered accounting firm for the year ending December 31, 2013.

A total of 45,902,696 shares, or approximately 95.4%, of the common stock issued and outstanding as of the record date of April 4, 2013, was represented at our 2013 annual meeting in person or by proxy.

The votes cast on each proposal were as follows:

1. Election of Directors:

Nominee	For	Withheld	Broker Non-Votes
Boland T. Jones	41,292,333	1,267,390	3,342,973
Wilkie S. Colyer	42,202,503	357,220	3,342,973
K. Robert Draughon	42,202,803	356,920	3,342,973
John R. Harris	36,396,508	6,163,215	3,342,973
W. Steven Jones	42,203,053	356,670	3,342,973
Raymond H. Pirtle, Jr.	41,939,768	619,955	3,342,973
J. Walker Smith, Jr.	41,676,763	882,960	3,342,973

2. Advisory Vote on Executive Compensation:

The advisory vote to approve the executive compensation of our named executive officers was approved by approximately 99.1% of the total votes cast of our shares present in person or by proxy at our annual meeting follows:

For	Against	Abstain	Broker Non-Votes
42,093,784	401,423	64,516	3,342,973

3. Ratification of KPMG LLP:

For	Against	Abstain	Broker Non-Votes
45,579,358	296,205	27,133	0

No other matters were considered or voted upon at our 2013 annual meeting.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PREMIERE GLOBAL SERVICES, INC.

Date: June 12, 2013	By:	/s/ Scott Askins Leonard
Scott Askins Leonard
Executive Vice President – Legal,
General Counsel and Secretary